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                                                                    EXHIBIT 10.4

                                                                   DRAFT 4/23/98

                     INTERNATIONAL INTEGRATION INCORPORATED

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                        Adopted: ______________ ___, 1998

                                TABLE OF CONTENTS

                                                                         Page

1.    Purpose..............................................................1

2.    Administration.......................................................1

3.    Participation in the Plan............................................1

4.    Stock Subject to the Plan............................................1

5.    Terms, Conditions and Form of Options................................2

6.    Limitation of Rights.................................................4

7.    Adjustment Provisions for Mergers, Recapitalizations

      and Related Transactions.............................................4

8.    Change in Control....................................................5

9.    Termination and Amendment of the Plan................................5

10.   Notice...............................................................5

11.   Governing Law........................................................6

12.   Effective Date.......................................................6



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                     INTERNATIONAL INTEGRATION INCORPORATED

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.       PURPOSE.

         The purpose of this 1998 Non-Employee Director Stock Option Plan (the "Plan") of International Integration Incorporated (the "Company") is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.       ADMINISTRATION.

         The Board of Directors shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

3.       PARTICIPATION IN THE PLAN.

         Directors of the Company who are not employees of the Company or any subsidiary of the Company ("non-employee directors") shall be eligible to receive options under the Plan.

4.       STOCK SUBJECT TO THE PLAN.

         (a) The maximum number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), which may be issued under the Plan shall be 250,000 shares, subject to adjustment as provided in Section 7.

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

         (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

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         (d)   Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.       TERMS, CONDITIONS AND FORM OF OPTIONS.

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a)(i) AUTOMATIC OPTION GRANT DATES. Options shall automatically be granted to all non-employee directors as follows:

                (x) each person who first becomes a non-employee director after the closing date (the "Closing Date") of the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, shall be granted an option to purchase 30,000 shares of Common Stock on the date of his or her initial election to the Board of Directors; and

                (y) each non-employee director shall be granted an option to purchase 7,500 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company following the Closing Date commencing with the 1999 Annual Meeting of Stockholders (other than a director who was initially elected to the Board of Directors at any such Annual Meeting or, if previously, at any time after the prior year's Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following the date of such Annual Meeting.

         (ii) PERIODIC GRANTS OF OPTIONS. Subject to execution by the non-employee director of an appropriate option agreement, the Board may grant additional options to purchase a number of shares to be determined by the Board in recognition of services provided by a non-employee director in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended from time to time ("Rule 16b-3").

Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an "Option Grant Date."

         (b) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in THE WALL STREET JOURNAL, on the Option Grant Date. If no sales of Common Stock were made on the Option Grant Date, the price of the Common Stock for purposes of clauses (i) and



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(ii) above shall be the reported price for the next preceding day on which sales were made.

         (c) TRANSFERABILITY OF OPTIONS. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

         (d)   VESTING PERIOD.

               (i)    GENERAL. Each option granted under the Plan pursuant to
Section 5(a)(i) above shall become exercisable in eight equal semi-annual installments beginning on the date six months after the Option Grant Date, with the first, third, fifth and seventh such vesting dates occurring 180 days after the immediately preceding Annual Meeting of Stockholders and the second, fourth, sixth and eighth such vesting dates occurring on the date of the respective Annual Meeting of Stockholders; provided, however, that the optionee is serving as a director of the Company on such vesting date (it being understood that a director whose term expires at an Annual Meeting of Stockholders and who does not stand for re-election is deemed to be a director on (but not following) the date of such Annual Meeting for the purposes of this Section 5 if he continues to serve through the date of such Annual Meeting). Each option granted under the Plan pursuant to Section 5(a)(ii) above shall become exercisable on such terms as shall be determined by the Board and set forth in the option agreement with the respective optionee.

               (ii) ACCELERATION UPON ACQUISITION EVENT. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full upon the occurrence of an Acquisition Event (as defined in Section 8) with respect to the Company.

               (iii) RIGHT TO RECEIVE RESTRICTED STOCK. Notwithstanding the provisions of Section 5(d)(i) above, the Board shall have the authority to grant options (including options granted pursuant to Section 5(a)(i) above) which are immediately exercisable subject to the Company's right to repurchase any unvested shares of stock acquired by the optionee on exercise of an option in the event such optionee's service as a director terminates for any reason.

         (e) TERMINATION. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the Option Grant Date of such option or (ii)



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the first anniversary of the date on which the optionee ceases to serve as a director of the Company.

         (f) EXERCISE PROCEDURE. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (which have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

         (g) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.       LIMITATION OF RIGHTS.

         (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

         (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

         (c) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions



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acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7.       ADJUSTMENT PROVISIONS FOR MERGERS, RECAPITALIZATIONS AND RELATED
         TRANSACTIONS.

         If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

8.       ACQUISITION EVENT.

         For purposes of the Plan, an "Acquisition Event" shall be deemed to have occurred only if any of the following events occurs: (i) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (ii) any sale of all or substantially all of the assets of the Company; or (iii) the complete liquidation of the Company.

9.       TERMINATION AND AMENDMENT OF THE PLAN.

         The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.

10.      NOTICE.

         Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.



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11.      GOVERNING LAW.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Delaware (without regard to any applicable conflicts of laws or principles).



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12.      EFFECTIVE DATE.

         The Plan shall become effective on the date hereof.

                                           Adopted by the Board of Directors on
                                           April ___, 1998

                                           Approved by the stockholders as of
                                           _____________ ___, 1998





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